UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 28, 2006

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

405 Park Avenue, Suite 801, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 317-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 1, 2006, we entered into an amendment of the employment agreement with Keith Markley, our former chief executive officer, in connection with the reorganization of the company’s management positions described in Item 5.02 below.  The amendment provides, among other things, that Mr. Markley resigns as our chief executive officer and agrees to serve as the president of Vistula USA, Inc., our wholly owned US subsidiary. The amendment also amends Mr. Markley’s employment agreement to provide that, in addition to the existing severance benefits already contained in his employment agreement, in the event he voluntarily terminates his employment prior to a change of control (as defined in the amendment) or in the event that we elect to terminate his employment as a result of his repeated failure to comply with reasonable directions and instructions of our chief executive officer or our board of directors in connection with the performance of his duties and responsibilities under his employment agreement prior to a change of control, we will be required to make severance payments to him equivalent to the base salary he would have received had his employment continued and to continue to provide medical benefits, in each case for a period of twelve months following termination of his employment.

In the amendment, Mr. Markley also agrees to waive his rights to exercise that portion of his outstanding option to purchase 948,000 shares of our common stock granted to him on April 11, 2006 which entitles him to purchase 500,000 shares of our common stock. He will retain the right to purchase up to 448,000 shares of our common stock under that option. In the amendment, Mr. Markley also agrees to waive any claims he might have against us in connection with his change in position with the company.

The discussion in this current report is only a summary and is qualified in its entirety by reference to the Amendment to  Employment Agreement, which is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference in this Item.

Item 3.02               Unregistered Sales of Equity Securities

On July 28, 2006, we granted Jared Taylor, who became our chief financial officer on August 1, 2006 as described in Item 5.02 below, an incentive stock option to purchase up to 200,000 shares of our common stock.  The option has an exercise price of $0.65 per share, representing the fair market value of our common stock, on the date of grant. The option vests in four equal annual installments of 50,000 shares commencing on the first anniversary date of the date of option grant and thereafter on each  subsequent anniversary of the date of option grant until fully vested. The option shall become fully vested upon a change of control (as defined in his option agreement).

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 1, 2006, Keith Markley resigned from his position as our chief executive officer.  Mr. Markley will continue to serve as a director on our board of directors and has also been appointed as President of our US subsidiary, Vistula USA, Inc., replacing Adam Bishop who resigned from that position effective August 1, 2006.  In connection with this change in position, Mr. Markley and the company have entered into an amendment to his employment agreement. The material terms of the amendment are described in Item 1.01 above and are incorporated by reference in this Item.

Mr. Markley served as our chief executive officer from April 11, 2006 until August 1, 2006 and has served as one of directors since April 11, 2006. Prior to joining us, Mr. Markley served as vice president of sales and marketing at Liberty Aerospace, a manufacturer of light aircraft, where he was responsible for strategic marketing and sales planning and building a sales and marketing team.  From

November 2000 to September 2005, he served as a president and chief operating officer of DSL.net, Inc., a public company headquartered in New Haven, Connecticut, providing voice, data and tier 1 ISP services.  While at DSL.net, Mr. Markley exercised oversight over the company’s operations, was responsible for strategic planning and interfaced with the investor and analyst communities.

Mr. Rupert-Galliers-Pratt has been appointed by our board of directors as chief executive officer to replace Mr. Markley, effective upon Mr. Markley’s resignation from that position. Mr. Galliers-Pratt has served as chairman of our board of directors since its inception. He served as our president and chief executive officer from our inception until September 1, 2004 and resumed service in those capacities on February 8, 2005 until April 11, 2006 when he resigned as chief executive officer upon the appointment of Mr. Markley to that position. He also serves as chairman of the board of directors of our subsidiaries, Vistula Limited, Vistula USA, Inc. and Cardlink Services Limited. He was one of the founding shareholders of Vistula Limited, which we acquired in March 2004. Mr. Galliers-Pratt has served as chairman of Vistula Limited since its incorporation in August 2002. From 1996 through July 2002, he was a private investor. From 1992 through 1995, he served as chairman and chief executive officer of Petersburg Long Distance Inc. During that time, Mr. Galliers-Pratt was responsible for establishing ZAO PeterStar, which is the dominant Competitive Local Exchange Carrier in St. Petersburg and Altel, which was the first cellular operator in Kazakhstan. In addition to Petersburg Long Distance Inc., he has served on the board of directors of a number of listed companies in the United Kingdom and the United States including Optical Care (Bermuda) Limited and Symposium Telecom Inc.

Effective August 1, 2006, Jared Taylor, previously our Manager of Accounting and Administration, has been appointed as our Chief Financial Officer, Treasurer and Secretary  following the resignation of George Vaughn of Vaughn & Associates, P.C., who was serving in these capacities under a consulting agreement between the company and Vaughn & Associates, P.C. In connection with Mr. Taylor’s promotion to the role of Chief Financial Officer, we have agreed to pay Mr. Taylor an annual base salary of $125,000 and to grant him an incentive stock option to purchase up to 200,000 shares of our common stock. The terms of his option grant are described in Item 3.02 above and are incorporated by reference in this Item.

Mr. Taylor has been our Manager of Accounting and Administration since he joined the company in July 2005. Prior to joining the company, from June 2004 until July 2005, Mr. Taylor served as the senior consolidations accountant for Ionics, Inc. From October 2003 to June 2004, he served as a senior accountant as ACMI Corporation and from June 2002 to September 2003, he served as the real property administrator at Akamai Technologies, Inc. From December 1996 to February 2002, Mr. Taylor served in various roles with Lend Lease Corporation, including serving as a financial manager for that company in London, Australia and the US.

Item 7.01               Regulation FD Disclosure

A copy of the press release issued by the company on August 3, 2006 announcing the reorganization of management of the company described in Item 5.02 is filed as Exhibit 99.1 and is incorporated by reference.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

10.1         Amendment to Employment Agreement of Keith Markley dated as of August 1, 2006.

99.1                           Press Release titled “Vistula Communications Services, Inc. Announces Corporate Reorganization to Reflect Revised Operational Responsibilities,” dated August 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: August 3, 2006	By:	/s/ Jared Taylor
Jared Taylor
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement of Keith Markley dated August 1, 2006.
99.1	Press Release entitled “Vistula Communications Services, Inc. Announces Corporate Reorganization to Reflect Revised Operational Responsibilities” dated August 3, 2006.